Exhibit 99.1

Cisco Completes Acquisition of Splunk

It’s a new day for your data. Cisco, supercharged by Splunk, will revolutionize the way companies harness data to connect and protect every aspect of their organizations.

News summary

•	Cisco is now uniquely poised to power, protect, and advance the AI revolution for customers

•	Cisco will bring the full power of the network together with market-leading security and observability solutions

•	With Splunk, Cisco becomes one of the largest software companies globally

SAN JOSE, Calif., March 18, 2024 — Cisco (NASDAQ: CSCO) today announced it completed the acquisition of Splunk, setting the foundation for delivering unparalleled visibility and insights across an organization’s entire digital footprint.

To thrive in the new digital era, organizations must connect and protect all that they do. They need to connect the people, places, applications, data, and devices that power their business while protecting their entire digital footprint from cybersecurity threats, downtime, and other critical business risks.

Cisco will bring the full power of the network, together with market-leading security and observability solutions, to deliver a real-time unified view of the entire digital landscape, helping teams proactively defend critical infrastructure, prevent outages, and refine the network experience.

“We are thrilled to officially welcome Splunk to Cisco,” said Chuck Robbins, Chair and CEO of Cisco. “As one of the world’s largest software companies, we will revolutionize the way our customers leverage data to connect and protect every aspect of their organization as we help power and protect the AI revolution.”

“Uniting Splunk and Cisco will bring tremendous value to our joint customers worldwide,” said Gary Steele, Executive Vice President, General Manager, Splunk. “The combination of Cisco and Splunk will provide truly comprehensive visibility and insights across an organization’s entire digital footprint, delivering an unprecedented level of resilience through the most extensive and powerful security and observability product portfolio on the market.”

Cisco will Power and Protect the AI Revolution

The adoption and impact of AI are outpacing that of any technology introduction we have ever seen.

Effective use of the right data at massive scale is critical to enable the meaningful benefits of AI and help organizations drive outcomes never before possible. To truly reap the benefits of AI, organizations need the infrastructure to power it, the data to develop it, a security platform to protect it, and an observability platform to monitor and manage it in real time. Cisco will be able to do all four together.

“Cisco and Splunk is a transformative combination that will allow customers to do things that weren’t possible before,” said Stephen Elliot, Group Vice President, I&O, Cloud Operations, and DevOps at IDC. “With the close, Cisco has created a unique set of solutions for networking, security, and operations executives in the market. When you add that to their channel and AI investments, customers should be considering the higher levels of business value that can now be unlocked.”

“Accenture congratulates Cisco on the acquisition of Splunk,” said Julie Sweet, Chair and CEO Accenture. “We have enjoyed long-term partnerships with both companies and look forward to the opportunities this collaboration presents to our clients in the future.

Better Together: How Cisco and Splunk will Benefit Customers, Partners and Developers

The combination of Cisco and Splunk will provide customers with:

Better Security. A highly comprehensive security solution for threat prevention, detection, investigation, and response for organizations of any size, utilizing cloud, network, and endpoint traffic for unparalleled visibility.

Better Observability. A highly comprehensive full-stack observability solution for delivering amazing digital experiences across a multi-cloud hybrid environment.

Better Networking. A leading secure networking solution delivered on intelligent, resilient, and continually optimized network infrastructure.

Better AI. Cisco’s networking portfolio –– combined with enhanced security, full-stack observability, and a comprehensive data platform –– empowers customers to securely harness the power of AI throughout their organizations and applications.

Better Economics. Cisco and Splunk’s platform approach will help our customers consolidate numerous point products—delivering better business outcomes and reducing costs.

Cisco and Splunk also bring together global developer and partner communities with extensive experience extending security, observability, and data platform capabilities with pre-packaged applications and solutions for customers. Our collective partner ecosystem can create new profitable revenue streams through high-value services and by deploying innovative new applications and AI-powered solutions.

Over the next several months, customers can expect a number of new product innovations across the portfolio with the integration of Splunk—for additional details please click here. Many of these innovations and more will be showcased at Cisco Live, June 2-4, 2024, and .conf24, June 11-14, 2024.

Transaction Details Under the terms of the agreement, Cisco acquired Splunk for $157 per share in cash, representing approximately $28 billion in equity value. The transaction is expected to be cash flow positive (excluding certain acquisition related and other items) and non-GAAP gross margin accretive in Cisco’s fiscal year

2025, and non-GAAP EPS accretive in fiscal year 2026. Additionally, it will accelerate Cisco’s revenue growth and non-GAAP gross margin expansion.

Cisco and Splunk notified NASDAQ of the completion of the acquisition and requested that NASDAQ file a notification of delisting with the Securities and Exchange Commission (the “SEC”) on Splunk’s behalf. Splunk’s common stock ceased trading on NASDAQ prior to the opening of trading today.

Other Resources

•	Cisco Blog: A New Day for Data

•	Chuck Robbins and Gary Steele Video

•	Cisco Newsroom

•	B-roll

•	Media assets

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide technology leader that securely connects everything to make anything possible. Our purpose is to power an inclusive future for all by helping our customers reimagine their applications, power hybrid work, secure their enterprise, transform their infrastructure, and meet their sustainability goals. Discover more on The Newsroom and follow us on X at @Cisco.

Cisco and the Cisco logo are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. A listing of Cisco’s trademarks can be found at www.cisco.com/go/trademarks. Third-party trademarks mentioned are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “strives,” “goal,” “intends,” “may,” “endeavors,” “continues,” “projects,” “seeks,” or “targets,” or the negative of these terms or other comparable terminology, as well as similar expressions) should be considered to be forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements, as these statements are management’s beliefs and assumptions, many of which, by their nature, are inherently uncertain, and outside of management’s control. Forward-looking statements may include statements regarding the expected benefits to Cisco, Splunk and their respective customers from the completed transaction, the integration of Splunk’s and Cisco’s complementary capabilities to create an end-to-end platform designed to unlock greater digital resilience for customers, plans for future investment and capital allocation, and the expected financial performance of Cisco following the completed transaction. Statements regarding future events are based on Cisco’s current expectations, estimates, and projections and are necessarily subject to associated risks related to, among other things, (i) the ability of Cisco to successfully integrate Splunk’s market opportunities, technology, personnel and operations and to achieve expected benefits, (ii) Cisco’s ability to implement its plans, forecasts and other expectations with respect to Splunk’s business and realize expected synergies, (iii) the outcome of any legal proceedings related to the transaction, (iv) the effects on the accounting relating to the acquisition of Splunk, (v) legislative, regulatory, and economic developments, (vi) general economic conditions, and (vii) the retention of key personnel. Therefore, actual results may differ materially and adversely from the anticipated results or outcomes indicated in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent report on Form 10-Q filed on February 20, 2024 and its most recent report on Form 10-K filed on September 7, 2023, as well as the “Risk Factors” section of Splunk’s most recent report on Form 10-Q filed with the SEC on November 28, 2023. The parties undertake no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Non-GAAP Information

This press release includes future estimated cash flow, non-GAAP gross margin, and non-GAAP EPS information.

Positive or accretive cash flow is the Company’s incremental cash flow from operations anticipated to result from the transaction including cash flow from Splunk’s operations, expected synergies, and financing costs (including foregone interest income), and excluding certain transaction costs, cash payments related to the one-time conversion of Splunk employee equity awards, and cash retention awards.

Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures used by other companies. In addition, non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures. Cisco believes that the presentation of non-GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. We have not reconciled future estimated cash flow, non-GAAP gross margin, or non-GAAP EPS information included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort because we do not currently have sufficient data to accurately estimate the individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Media contacts:

Will Stickney

Cisco Public Relations

(646) 573-4532

wstickne@cisco.com

Mara Mort

Splunk Public Relations

(415) 850-8645

press@splunk.com

Investor Relations contacts:

Sami Badri

Cisco Investor Relations

1 (469) 420-4834

sambadri@cisco.com